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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2004

IMC Global Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9759 (Commission File Number)	36-3492467 (I.R.S. Employer Identification No.)
100 South Saunders Road Lake Forest, Illinois 60045 (847) 739-1200

(Address and telephone number, including area code, of principal executive offices)

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Item 5.   Other Events and Required FD Disclosure.

On April 2, 2004, IMC Global Inc. (IMC) announced that a term sheet was signed to settle two class-action lawsuits filed in 2001 against Agrico Chemical Company, a subsidiary of Phosphate Resource Partners Limited Partnership (PLP), and unrelated defendants, including ConocoPhillips, regarding a former Agrico fertilizer plant in Pensacola, Florida.  IMC has an indirect 51.6 percent ownership interest in PLP.

The term sheet provides that the defendants collectively will pay a total of $65 million to class members in Pensacola to address concerns regarding impacts to property and an additional $3.5 million to fund a voluntary medical monitoring program.  The defendants also will reimburse plaintiff attorneys' fees and costs, once those have been requested from and approved by a Florida Circuit Court (Circuit Court).  The parties have begun drafting definitive agreements reflecting the settlement terms, which must still be approved by the Circuit Court.  As such, the full terms of the settlement are not yet final.

The settlement payment is expected to negatively impact IMC's 2004 first quarter results by an estimated 1 cent per diluted share.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC Global Inc.
Robert M. Qualls Robert M. Qualls Vice President and Controller (on behalf of the Registrant and as Chief Accounting Officer)

Date:  April 8, 2004